Prudential Tax-Free Money Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


									March 23, 2007

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Rule 24f-2 Notice for Prudential Tax-Free Money Fund, Inc.
File Nos. 2-64625 and 811-02927

	On behalf of the Prudential Tax-Free Money
Fund, Inc. enclosed for filing under the Investment
Company Act of 1940 is one copy of the Rule 24f-2
Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-7503.

Very truly yours,


/s/ Grace C. Torres_______
Grace C. Torres
Treasurer and Principal Financial
Accounting Officer